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                                                                     EXHIBIT 5.1

                                                          2500 One Liberty Place
                                                              1650 Market Street
                                                     Philadelphia, PA 19103-7301
                                                                    215.851.8100
                                                                Fax 215.851.1420

                                  June 30, 2003

Corporate Property Associates 16 Incorporated
50 Rockefeller Plaza
New York, NY 10020

Ladies and Gentlemen:

         We have acted as counsel to Corporate Property Associates 16 Incorporated, a Maryland corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-11 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the offer and sale by the Company of up to 165,000,000 shares of the Company's common stock (the "Shares").

         In rendering this opinion, we have examined such records, certificates and other documents that we have deemed necessary or appropriate for purposes of this opinion. Our opinion is qualified in all respects by the scope of that document examination. We make no representation as to the sufficiency of our investigation for your purposes. We have assumed and relied, as to questions of fact and mixed questions of law and fact, on the truth, completeness, authenticity and due authorization of all documents and records examined and the genuineness of all signatures. This opinion is limited to the laws of the State of Maryland.

         Based upon and subject to the limitations stated herein, it is our opinion that the Shares which are being offered and sold by the Company pursuant to the Registration Statement, when sold in the manner and for the consideration contemplated by the Registration Statement, will be legally issued, fully paid and non-assessable.

         This opinion is given as of the date hereof. We assume no obligation to update or supplement this opinion to reflect any facts or circumstances which may hereafter come to our attention or any changes in laws which may hereafter occur.

      LONDON . NEW YORK . LOS ANGELES . SAN FRANCISCO . WASHINGTON, D.C. .
                PHILADELPHIA . PITTSBURGH . OAKLAND . PRINCETON

FALLS CHURCH . WILMINGTON . NEWARK . MIDLANDS, U.K. . CENTURY CITY . RICHMOND .
                    HARRISBURG . LEESBURG . WESTLAKE VILLAGE

                            r e e d s m i t h . c o m

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Corporate Property Associates 16 Incorporated                        Reed Smith
June 30, 2003
Page 2

         We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the Prospectus that is a part of the Registration Statement.

                                                 Very truly yours,

                                                 /s/ Reed Smith LLP

                                                 Reed Smith LLP

MBP/RGD//WSR